Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Sew Cal Logo, Inc. (the "Company") on Form 10-QSB for the period ending May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Songer, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the period ending May 31, 2008 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ending May 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of Sew Cal Logo, Inc.

Dated: July 15, 2008

SEW CAL LOGO, INC.

By:	/s/ Richard Songer
Chief Executive Officer